UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015 (March 30, 2015)

Internet Patents Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

As disclosed in a Current Report on Form 8-K filed on March 30, 2015, Internet Patents Corporation (“IPC”) completed its acquisition of Prism Technologies, LLC pursuant to the merger of Strategic Concepts Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of IPC, with and into Prism (the “Merger”). This Amendment No. 1 to Current Report on Form 8-K amends the March 30, 2015 filing to include the historical audited financial statements of Prism Technologies, LLC and the pro forma condensed combined financial information required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the March 30, 2015 filing in reliance on the instructions to such Items.

(a) Financial statements of business acquired.

The Audited Consolidated Financial Statements of Prism Technologies, LLC for the years ended December 31, 2013 and 2014 are filed herewith as Exhibit 99.2. The consent of the Independent Certified Public Accountants with respect to the Prism Technologies, LLC audited consolidated financial statements is attached as Exhibit 23.1 to this Amendment No. 1 to Current Report on Form 8-K.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information is filed herewith as Exhibit 99.3. The unaudited pro forma condensed combined balance sheet as of December 31, 2014 is presented as if the Merger was completed on December 31, 2014. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is presented as if the Merger occurred on January 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET PATENTS CORPORATION

Date: June 8, 2015	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary

Exhibit

No.	Description

10.1*	Employment Agreement between Gregory J. Duman and Internet Patents Corporation dated March 20, 2015.

10.2*	Non-competition Agreement between Gregory J. Duman and Internet Patents Corporation dated March 20, 2015

23.1	Consent of Independent Certified Public Accountants with respect to the Prism Technologies, LLC audited consolidated financial statements.

99.1*	Press Release of Internet Patents Corporation dated March 30, 2015.

99.2	Audited Consolidated Financial Statements of Prism Technologies, LLC for the years ended December 31, 2013 and December 31, 2014.

99.3	Unaudited Pro Forma Condensed Combined Financial Information for the year ended December 31, 2014.

* Previously provided as an exhibit to the Current Report on Form 8-K filed on March 30, 2015.